    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1996

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               WAVE SYSTEMS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               13-34772426
      (STATE OR OTHER JURISDICTION          (I.R.S. EMPLOYER IDENTIFICATION NO.)
    OF INCORPORATION OR ORGANIZATION)


           540 MADISON AVENUE                               10022
           NEW YORK, NEW YORK                            (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                               WAVE SYSTEMS CORP.
                           1994 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                 JAMES S. HATCH
                               WAVE SYSTEMS CORP.
                               540 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:
                                 (212) 755-3282

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                   Proposed             Proposed
                                                                   Maximum              Maximum
     Title of Securities to be             Amount to be         Offering Price         Aggregate          Amount of
            Registered                      Registered           Per Share(1)      Offering Price(1)   Registration Fee
- ------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par           500,000 Shares(2)          $1.76               $880,000           $303.45
value.............................
- ------------------------------------------------------------------------------------------------------------------------
Class B Common Stock, $.01 par             72,000 Shares              --                   --                 --
value.............................
========================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Class A Common Stock as reported on the Nasdaq National Market System on September 3, 1996.

(2) Includes 72,000 shares of Class A Common Stock issuable upon conversion of Class B Common Stock issuable upon exercise of options granted under the 1994 Non-Employee Directors Stock Option Plan.
================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-24752).

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-24752), as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof, from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The description of the Company's Class B Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-75286), as amended, is hereby incorporated herein by reference.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation of the Company eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

         Section 145 of the DGCL provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. The Restated Bylaws of the Company provide for indemnification of the officers and directors to the fullest extent permitted by the DGCL. In addition, the Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the
                  Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of September, 1996.


                                 WAVE SYSTEMS CORP.

                                 By:/s/ Peter J. Sprague
                                    --------------------------------------------
                                 Name:    Peter J. Sprague
                                 Title:   Chairman, Chief Executive Officer and
                                          Principal Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                      TITLE                                  DATE
                ---------                                      -----                                  ----
/s/         Peter J. Sprague                     Chairman, Chief Executive Officer              September 5, 1996
- ----------------------------------------         and Principal Financial Officer
            Peter J. Sprague


/s/           David Kopans                                   Controller                         September 5, 1996
- ----------------------------------------
              David Kopans


/s/       John E. Bagalay, Jr.                               Director                           September 5, 1996
- ----------------------------------------
          John E. Bagalay, Jr.


- ----------------------------------------                     Director                           September __, 1996
             Philippe Bertin


/s/           George Gilder                                  Director                           September 5, 1996
- ----------------------------------------
              George Gilder


/s/     John E. McConnaughy, Jr.                             Director                           September 5, 1996
- ----------------------------------------
        John E. McConnaughy, Jr.


/s/            Gene W. Ray                                   Director                           September 5, 1996
- ----------------------------------------
               Gene W. Ray

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                          DESCRIPTION OF DOCUMENT
- ------                          -----------------------

  4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 33-75286)

  4.2         By-Laws of the Registrant (Incorporated by reference to Exhibit
              3.2 of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 33-75286)

    5         Opinion of Curtis, Mallet-Prevost, Colt & Mosle

  23.1        Consent of KPMG Peat Marwick LLP

  23.2        Consent of Curtis, Mallet-Prevost, Colt & Mosle (included in
              Exhibit 5)

   99 Description of Securities of Registrant (Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended, Registration No. 33-75286)